UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  January 21, 2021

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1)     Between January 21 to January 25, 2021, the Compensation Committee of the Company’s Board of Directors approved: (i) a form of Time-Based Restricted Unit (CEO) Agreement (the “Time-Based (CEO) Agreement”) to be used to make grants of time-based restricted stock units to the CEO, and (ii) a form of Performance-Based Non-Qualified Stock Option (CEO) Agreement (the “Performance-Based (CEO) NQSO Agreement”) to be used to make grants of performance-based non-qualified stock options to the CEO.

Effective January 27, 2021, the Compensation Committee approved a grant of stock-based awards with an approximate grant date fair market value of $3,000,000 to James J. Owens, President and Chief Executive Officer of the Company. The Compensation Committee acknowledged that the next three years are significant for the Company. In particular, conducting operations in a post-COVID global environment, maximizing the synergies from the Royal acquisition and the Company’s reorganization and restructuring initiatives, properly executing executive succession activities, and delivering sustained returns to shareholders will be key. The continued leadership of Mr. Owens during this period is of importance to the Board. Therefore, the Compensation Committee determined that this award should include an element of retention and an element of performance directly linked to shareholder returns. The grant value is divided evenly between: (i) time-based restricted stock units which will cliff-vest on January 27, 2024 subject to Mr. Owens remaining as CEO of the Company until the vesting date, and (ii) performance-based non-qualified stock options which will cliff-vest on January 27, 2024 subject to Mr. Owens remaining as CEO of the Company until the vesting date and the number of options earned being dependent on the Company’s total shareholder return (“TSR”) relative to a set of comparator companies during the Company’s fiscal years 2021 through 2023.

The Compensation Committee believes that this award value is reasonable relative to external comparisons and within the general parameters of the Company’s existing practices. Further, this award will support the retention of Mr. Owens, complement the existing portfolio of long-term incentives at the Company, and provide additional alignment with shareholder interest in TSR growth. The stock options are performance-based, as no value is delivered without share price appreciation, which is why they represent a meaningful portion of the annual long-term incentive program for executives. This specific performance-based stock option grant aligns with the Company’s philosophy, and further supports pay for performance by varying the vesting of stock options based on relative TSR performance. The Compensation Committee determined that this combination of vehicles (time-based restricted stock units and performance-based stock options) was best suited to support retention and drive long-term shareholder value creation.

For the performance-based non-qualified stock option grant, a target number of options would be earned if the Company’s TSR is equal to the peer group 50th percentile. No options will vest if the Company’s TSR is below the peer group 25th percentile. The number of options may increase to 200% of the target number if the Company’s TSR is at or above the peer group 75th percentile. If the Company’s TSR is negative over the period (fiscal years 2021 through 2023), then no more than the target number of options may vest, regardless of the Company’s relative performance over the period.

The foregoing description is qualified in its entirety by reference to the forms of the Time-Based Restricted Stock Unit (CEO) Award Agreement and the Performance-Based Non-Qualified Stock Option (CEO, TSR) Award Agreement, copies of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Time-Based Restricted Stock Unit (CEO) Award Agreement
10.2	Performance-Based Non-Qualified Stock Option (CEO, TSR) Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2021

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel
and Corporate Secretary

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